Exhibit 10.2

SELLER VOTING AND SUPPORT AGREEMENT

This SELLER VOTING AND SUPPORT AGREEMENT (this “Agreement”), is dated as of [●], 2026, by and among ACP Holdings Acquisition Corp., a Cayman Islands exempted company (which shall transfer by way of continuation and domesticate as a Delaware corporation prior to the Closing) (the “Purchaser”), May Mobility, Inc., a Delaware corporation (the “Company”) and certain stockholders of the Company, whose names appear on the signature pages of this Agreement (each, a “Seller” and, collectively, the “Sellers”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, as of the date hereof, the Sellers are the holders of such number and type of Company Securities as are indicated opposite each of their names on Schedule I attached hereto (collectively, the “Subject Securities”);

WHEREAS, the Purchaser and the Company and the other parties thereto have entered into the Business Combination Agreement (as it may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”), dated as of [●], 2026, pursuant to which, among other transactions, the Purchaser and the Company intend to consummate the Transactions; and

WHEREAS, as an inducement to the Purchaser and the Company to consummate the Transactions contemplated by the Business Combination Agreement, the parties hereto desire to agree to certain matters as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound hereby, hereby agree as follows:

ARTICLE I

Voting and SUPPORT AGREEMENT; COVENANTS

Section 1.1 Binding Effect of Business Combination Agreement. Each of the Sellers hereby acknowledges that he, she or it has read the Business Combination Agreement and this Agreement and has had the opportunity to consult with his, her or its tax and legal advisors. Each of the Sellers shall be bound by and comply with Section 6.06 (No Solicitation), Section 6.07 (No Trading), Section 6.16 (Public Announcements) and Section 6.17 (Confidential Information) of the Business Combination Agreement (and any relevant definitions contained in any such Sections) as if such Seller was an original signatory to the Business Combination Agreement with respect to such provisions.

Section 1.2 No Transfer.

(a) Unless otherwise deemed a Permitted Transfer (as defined below), during the period commencing on the date hereof and ending on the earliest of (a) the Closing, (b) such date and time as the Business Combination Agreement shall be terminated in accordance with Section 8.01 (Termination) thereof (the earlier of (a) and (b), the “Expiration Time”) and (c) the liquidation of the Company, the Sellers shall not, without the prior written consent of the Purchaser and the Company, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Proxy Statement/Registration Statement) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Subject Securities owned by the Sellers, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Securities owned by the Sellers or (iii) take any action in furtherance of any of the matters described in the foregoing clause (i) or (ii) (each, a “Transfer”).

(b) “Permitted Transfer” means any Transfer of Subject Securities (i) to any Affiliates or, in the case of an individual, to any family members of such Seller, (ii) to any investment funds or vehicles controlled or managed by such Seller or its Affiliates, (iii) by gift to a trust, the beneficiary of which is a Person to whom a Transfer would be permitted under clause (i), or to a charitable organization, (iv) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual, (v) in the case of an individual, pursuant to a qualified domestic relations order, (vi) to a nominee or custodian of a Person to whom a Transfer would be permitted under clause (i), (vii) in the case of an entity that is a trust, Transfers to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust, (viii) to a third party in connection with any non-redemption, backstop arrangement or other similar arrangement, (ix) in connection with any legal, regulatory or other order; or (x) as otherwise mutually agreed upon between such Seller, the Purchaser and the Company; provided, however, that in the case of clauses (i) through (vii) and clause (x), as a precondition to such Transfer, such transferee must enter into a written agreement with the Company and the Purchaser agreeing to assume all of the obligations under this Agreement with respect to such Subject Securities and to be bound by the transfer restrictions set forth in this Agreement (to the extent applicable); provided, further, that, no Transfer permitted under this Section 1.2 shall relieve such Seller of its obligations under this Agreement.

Section 1.3 New Shares. In the event that (a) any shares of Company Securities are issued to a Seller after the date of this Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of, on or affecting the Company Securities owned by such Seller or otherwise, (b) a Seller purchases or otherwise acquires beneficial ownership of any Company Securities after the date of this Agreement, or (c) a Seller acquires the right to vote or share in the voting of any Company Securities after the date of this Agreement (such Company Securities, collectively, the “New Securities”), then such New Securities acquired or purchased by such Seller shall be subject to the terms of this Agreement to the same extent as if they constituted the Subject Securities owned by such Seller as of the date hereof.

Section 1.4 Closing Date Deliverables. On the Closing Date, each of the Sellers shall deliver:

(a) a properly completed and duly executed IRS Form W-9 (or, as applicable, a Form W-8BEN or similar IRS form) from such Seller; and

(b) a duly executed copy of that certain A&R Registration Rights Agreement.

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Section 1.5 Seller Agreements. At any meeting of the stockholders of the Company, however called, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the stockholders of the Company is sought, each of the Sellers shall (i) appear at each such meeting or otherwise cause all of its Subject Securities, which are entitled to vote, to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) (which written consent shall be delivered promptly, and in any event within twenty-four (24) hours after the Company requests such delivery) covering, all of his, her or its Subject Securities, which are entitled to vote:

(a) to approve and adopt the Business Combination Agreement and the consummation of the Transactions;

(b) against any Alternative Transaction or any proposal relating to an Alternative Transaction;

(c) against any merger agreement or merger (other than the Business Combination Agreement and the Transactions), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company;

(d) against any change in the business or board of directors of the Company (other than pursuant to the Business Combination Agreement or the Ancillary Documents);

(e) against any proposal, action or agreement that would (A) impede, interfere, frustrate, prevent or nullify any provision of this Agreement, the Business Combination Agreement or the Transactions, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of the Company under the Business Combination Agreement, (C) result in any of the conditions set forth in Article VII (Closing Conditions) of the Business Combination Agreement not being fulfilled, (D) result in a breach of any covenant, representation or warranty or other obligation or agreement of such Seller contained in this Agreement or any Ancillary Document such Seller is or will be party to, or (E) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of the Company;

(f) to convert all outstanding shares of Company Preferred Stock into Company Common Stock as of immediately prior to the Effective Time (and after giving effect to the conversions and exercises described in Sections 2.01(a)-(c) of the Business Combination Agreement) in accordance with the Company’s Organizational Documents;

(g) Each Seller hereby agrees that he, she or it shall not commit or agree to take any action inconsistent with the foregoing. Each Seller further agrees that, with respect to any written consent to be delivered pursuant to the obligations of such Seller under this Section 1.5, such written consent shall be delivered promptly following the time at which the Registration Statement has been declared effective under the Securities Act and delivered or otherwise made available to the Sellers (and, in any event, within three (3) Business Days thereof);

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(h) Without limiting any other rights or remedies of Purchaser or the Company, each Seller, severally and not jointly, hereby irrevocably appoints the Company or any individual designated by the Company as such Seller’s agent, attorney-in-fact and proxy (with full power of substitution and resubstitution), for and in the name, place and stead of such Seller, to attend on behalf of such Seller any meeting of the stockholders of the Company with respect to the matters described in this Section 1.5, to include such Seller’s Subject Securities in any computation for purposes of establishing a quorum at any such meeting of the stockholders of the Company, to vote (or cause to be voted) such Seller’s Subject Securities or consent (or withhold consent) with respect to any of the matters described in this Section 1.5 in connection with any meeting of the stockholders of the Company or any action by written consent by the stockholders of the Company, in each case, in the event that (i) such Seller fails to perform or otherwise comply with the covenants, agreements or obligations set forth in this Section 1.5 and continues to fail to perform or otherwise comply with such covenants, agreements or obligations for two (2) Business Days following written notice from the Company of such failure to perform or comply, or (ii) such Seller challenges, directly or indirectly, the validity or enforceability of its covenants, agreements or obligations under this Section 1.5, or the voting proxy it executes. For the avoidance of doubt, this does not prevent such Seller from withdrawing or otherwise challenging the voting proxy if this Agreement has terminated in accordance with its terms;

(i) The proxy granted by the Sellers pursuant to Section 1.5(h) is coupled with an interest sufficient in law to support an irrevocable proxy and is granted in consideration for Purchaser and the Company having entered into the Business Combination Agreement and agreeing to consummate the Transactions. The proxy granted by each Seller pursuant to Section 1.5(h) is also a durable proxy and shall survive the bankruptcy, dissolution, death, incapacity or other inability to act by such Seller and, upon such Seller’s execution of this Agreement, shall revoke any and all prior proxies granted by such Seller with respect to the Subject Securities. The vote or consent of the proxyholder with respect to the matters described in this Section 1.5 shall control in the event of any conflict between such vote or consent by the proxyholder of such Seller’s Subject Securities and a vote or consent by such Seller of its Subject Securities (or any other Person with the power to vote or provide consent with respect to such Subject Securities) with respect to the matters described in this Section 1.5. The proxyholder may not exercise the proxy granted pursuant to Section 1.5(h) on any matter except for those matters described in this Section 1.5; and

(j) Effective as of the Closing, each Seller generally and irrevocably releases and discharges the Company, Purchaser and their respective affiliates, and the respective successors, direct and indirect equity holders, directors and officers of each of the foregoing from any and all claims, liabilities and obligations, known or unknown, arising prior to the Closing; provided, however, that nothing in this Section 1.5 shall release any rights of such Seller (i) under this Agreement, the Business Combination Agreement or any Ancillary Document, (ii) to indemnification or advancement of expenses under the Company’s Organizational Documents or (iii) under any commercial or employment agreements or arrangements between such Seller and the Company or any of its Subsidiaries.

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Section 1.6 No Challenges. Each Seller agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Purchaser, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Business Combination Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into this Agreement, the Business Combination Agreement or the Transactions.

Section 1.7 Further Assurances. Each Seller shall take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary under applicable Laws, or as reasonably requested by Purchaser or the Company, to effect the actions set forth herein and to consummate the transactions contemplated hereby on the terms and subject to the conditions set forth herein and the Transactions on the terms and subject to the conditions set forth in the Business Combination Agreement.

Section 1.8 No Inconsistent Agreement. Each Seller hereby represents and covenants that such Seller has not entered into, and shall not enter into, any agreement that would restrict, limit, or interfere with the performance of such Seller’s obligations hereunder. Each Seller agrees to reasonably promptly notify the Purchaser in writing of any updates to Schedule I hereto after the date hereof and prior to Closing.

Section 1.9 Appraisal Rights. Each Seller hereby waives and agrees not to exercise any rights of appraisal or rights to dissent from the Transactions that he, she or it may have with respect to the Subject Securities under applicable Law.

Section 1.10 Consent to Disclosure. Each Seller hereby consents to the publication and disclosure in the Proxy Statement/Registration Statement (and, as and to the extent otherwise required by applicable securities laws or the SEC or any other securities authorities, any documents or communications provided by the Purchaser or the Company to any Governmental Authority and to Purchaser’s stockholders) of such Seller’s identity and beneficial ownership of the Subject Securities and the nature of such Seller’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by the Purchaser and the Company, a copy of this Agreement. Each Seller will promptly provide any information reasonably requested by Purchaser or the Company that is reasonably necessary for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

Section 1.11 Termination of Agreements. Each Seller, by this Agreement, with respect to its Subject Securities, severally and not jointly, hereby terminates, subject to the occurrence of, and effective immediately prior to, the Effective Time, and provided that all Terminating Rights (as defined below) between the Company or any of its Subsidiaries and any other holder of Company Securities shall also terminate at such time the Stockholder Agreements (as defined below) and, if applicable to such Seller, any board designation rights, rights under any letter agreement providing for redemption rights, put rights, purchase rights, information rights, rights to consult with and advise management, inspection rights, preemptive rights, Company board of directors observer rights or rights to receive information delivered to the Company board of directors or other similar rights not generally available to stockholders of the Company (the “Terminating Rights”) between such Seller and the Company, but excluding, for the avoidance of doubt, any rights such Seller may have that relate to any commercial or employment agreements or arrangements between such Seller and the Company or any Subsidiary, which shall survive in accordance with their terms.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of the Seller. Each Seller, severally and not jointly, represents and warrants as of the date hereof to the Purchaser and the Company, in each case, only with respect to his, her or itself, as follows:

(a) Organization; Due Authorization. (i) If the Seller is a natural person, he or she has all the requisite power and authority and has taken all action necessary in order to execute and deliver this Agreement, to perform his or her obligations hereunder and to consummate the transactions contemplated hereby, and (ii) if the Seller is not a natural person, it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Seller’s corporate, limited liability company or similar organizational powers and have been duly authorized by all necessary corporate, limited liability company, or similar organizational actions on the part of such Seller. This Agreement has been duly executed and delivered by such Seller and, assuming due authorization, execution and delivery by the other parties hereto, this Agreement constitutes a legally valid and binding obligation of such Seller, enforceable against such Seller in accordance with the terms hereof (subject to the Enforceability Exceptions). If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of such Seller.

(b) Ownership. Such Seller is the record and beneficial owner (as defined in Rule 13d-3 of the Exchange Act) of, and has good title to, all of its Subject Securities, and there exists no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Securities (other than transfer restrictions under the Securities Act)) affecting any such Subject Securities, other than Liens, limitations or restrictions pursuant to (i) this Agreement, (ii) the Company’s Organizational Documents, (iii) the Business Combination Agreement, (iv) that certain Amended and Restated Investors’ Rights Agreement, dated as of April 17, 2025, by and among the Company and the other parties therein (as it may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the “Investor Rights Agreement”), (v) that certain Amended and Restated Voting Agreement, dated as of April 17, 2025, by and among the Company and the other parties therein (as it may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the “Company Voting Agreement”), (vi) that certain Amended and Restated First Refusal and Co-Sale Agreement, dated as of April 17, 2025, by and among the Company and the other parties therein (as it may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the “Co-Sale Agreement” and, together with the Investor Rights Agreement and Company Voting Agreement the “Stockholder Agreements”) (vii) if the Seller is not a natural person, the Seller’s Organizational Documents, or (viii) any applicable securities laws. Such Seller’s Subject Securities are the only equity securities of the Company owned of record or beneficially by such Seller on the date of this Agreement, and none of such Subject Securities are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Securities, except as provided hereunder and under the Company’s Organizational Documents and the Company Voting Agreement. Other than the Subject Securities, such Seller does not hold or own any rights to acquire (directly or indirectly) any equity securities of the Company or any equity securities convertible into, or which can be exchanged for, equity securities of the Company, other than stock options, restricted stock units or other equity awards granted pursuant to any equity incentive plan of the Company.

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(c) No Conflicts. The execution and delivery of this Agreement by such Seller does not, and the performance by such Seller of its obligations hereunder will not, (i) conflict with or result in a violation of such Seller’s Organizational Documents (if such Seller is not an individual), or (ii) require any consent or approval that has not been given or other action that has not been taken by any third party (including under any Contract binding upon such Seller or such Seller’s Subject Securities), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Seller of its obligations under this Agreement.

(d) Adequate Information. Such Seller has been furnished or given access to adequate information concerning the business and financial condition of Purchaser and the Company to make an informed decision regarding this Agreement and the Transactions and has independently and without reliance upon Purchaser or the Company and based on such information as such Seller has reasonably deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Seller acknowledges that Purchaser and the Company have not made and do not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement. Such Seller acknowledges that the agreements contained herein with respect to the Subject Securities held by such Seller are irrevocable and result in the waiver of any right of the undersigned to demand appraisal in connection with the Business Combination under Section 262 of the General Corporation Law of the State of Delaware and any other Law.

(e) Litigation. There are no Legal Proceedings pending against such Seller or, to the knowledge of such Seller, threatened in writing against such Seller, before (or, in the case of threatened Legal Proceedings, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Seller of its obligations under this Agreement.

(f) Brokerage Fees. No broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions based upon arrangements made by such Seller in his, her or its capacity as a stockholder of the Company, for which the Company or any of its Affiliates may become liable.

(g) Acknowledgement. Such Seller understands and acknowledges that each of the Purchaser and the Company has entered into the Business Combination Agreement and agreed to consummate the Transactions in reliance upon the Seller’s execution and delivery of this Agreement.

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ARTICLE III

MISCELLANEOUS

Section 3.1 Termination. This Agreement and all of its provisions shall terminate and be of no further force or effect upon the earliest of (a) the Expiration Time, (b) the liquidation of the Company and (c) the written agreement of the Sellers, the Purchaser and the Company. Upon such termination of this Agreement, all obligations of the parties under this Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Agreement prior to such termination. This Article III shall survive the termination of this Agreement.

Section 3.2 Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of the parties hereto.

Section 3.3 Specific Performance. The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the chancery court or any other state or federal court within the State of Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity. In the event that any proceeding shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

Section 3.4 Amendment. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the Purchaser, the Company and the Sellers.

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Section 3.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by e-mail, with evidence of transmission, (iii) one (1) Business Day after being sent, if sent by reputable, nationally recognized overnight courier or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses or e-mail addresses (or at such other address or e-mail address for a party as shall be specified in a notice given in accordance with this Section 3.5):

If to Purchaser, to:

ACP Holdings Acquisition Corp.

3131 Eastside Street

Houston, Texas 77098

Attention: Andrew Mallozzi

Email: dmallozzi@atlascreditpartners.com

with a copy (which shall not constitute notice) to:

DLA Piper LLP (US)

1251 Avenue of the Americas

New York, New York 10020

Attention: Stephen Alicanti

E-mail: stephen.alicanti@us.dlapiper.com

if to the Company:

May Mobility, Inc.

650 Avis Drive

Ann Arbor, Michigan 48108

Attention: Sid Venkatesan

Email: sid.venkatesan@maymobility.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, TX 77002

Attention: Haim Zaltman; Tad Freese; Ryan J. Lynch

E-mail: haim.zaltzman@lw.com; tad.freese@lw.com; ryan.lynch@lw.com

If to a Seller, to the address or e-mail address set forth for such Seller on the signature page hereof.

Section 3.6 Miscellaneous. Sections 9.05 (Governing Law), 9.06 (Jurisdiction), 9.07 (Waiver of Jury Trial), 9.09 (Severability), 9.11 (Entire Agreement), 9.12 (Interpretation), 9.13 (Counterparts) and 9.15 (Waiver of Claims Against Trust) of the Business Combination Agreement are each hereby incorporated into this Agreement (including any relevant definitions contained in any such Sections), mutatis mutandis.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

PURCHASER:

ACP Holdings Acquisition Corp.

By:
Name:
Title:

COMPANY: May Mobility, INC.

By:
	Name:	Edwin Olson
	Title:	Chief Executive Officer

Signature Page to Seller Voting and Support Agreement

SELLER:

By:
Name:
Title:

ADDRESS AND E-MAIL FOR PURPOSES OF SECTION 3.5:

Name:
Address:
E-mail:

Signature Page to Seller Voting and Support Agreement

SCHEDULE I

Sellers

Name
Number of Company Common Shares
Number of Series Seed Preferred Stock
Number of Series Seed-2A Preferred Stock
Number of Series Seed-2B Preferred Stock
Number of Series Seed-2C Preferred Stock
Number of Series A Preferred Stock
Number of Series B Preferred Stock
Number of Series B-1 Preferred Stock
Number of Series C Preferred Stock
Number of Series C-1 Preferred Stock
Number of Series D Preferred Stock
Number of Series D-1 Preferred Stock
Number of Series D-2 Preferred Stock
Number of Series E Preferred Stock
Number of Series E Non-Voting Preferred Stock
Number of Series E-1 Preferred Stock